Janet Nittmann
jnittmann@doversaddlery.com
978 952 8062 x 218

Dover Saddlery Announces Financial Results for Fourth Quarter and Full Year 2011

LITTLETON, MA—(MARKET WIRE)—Mar 27, 2012 — Dover Saddlery, Inc. (NasdaqCM:DOVR - News), the leading multi-channel retailer of equestrian products, today announced financial results for the fourth quarter and fiscal year ended December 31, 2011.

Fourth quarter results

Total revenues for the fourth quarter of 2011 increased 1.3% to $23.8 million compared to $23.5 million achieved in the fourth quarter of 2010. Retail store revenues rose 18.5% to $9.0 million, driven by two additional stores and a same-store sales increase of 5.9%. Due primarily to warm weather and lower sales in the direct channel, net income for the fourth quarter of 2011 decreased to $641,000 or $0.12 per diluted share, compared to a net income of $1,048,000 or $0.19 per diluted share achieved in the fourth quarter of 2010.

Full Year Results

Total revenues for fiscal year 2011 increased 3.4% to $80.8 million from $78.2 million achieved in 2010. Retail store channel revenues increased 17.1% to $30.5 million; same-store sales increased 10.8% while sales in the direct channel decreased 3.5% to $50.3 million.

Net income for fiscal 2011 decreased to $1.7 million, or $0.31 per diluted share, from $2.0 million or $0.38 per diluted share achieved for fiscal year 2010.

“As you can see from our financial results, 2011 has been our strongest year to date for performance in the retail store channel,” commented Stephen L. Day, president and CEO of Dover Saddlery. “This is due to our ability to accurately locate our stores in areas of high demand and then fulfill our customers’ needs with an outstanding selection of in-stock items matched with the highest standard of customer service. We were able to maintain steady gross profit of approximately 38% over the course of the year, in a very competitive environment. Net income was lower due to retail store pre-opening expenses and some softness in the fourth quarter.”

Adjusted EBITDA for fiscal year 2011 decreased 7.1% to $4.8 million from $5.1 million achieved in 2010. A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Continuing to build on the strong retail performance, Dover Saddlery plans to open four to six retail stores in 2012, the first one being in Warrington, Pennsylvania slated to open in late spring.

Today’s Teleconference and Webcast
Dover Saddlery will be hosting a conference call at 4:30 P.M. ET today to discuss the fourth quarter and full year 2011 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/. This webcast will be archived for a year.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2012, the prospects for overall revenue growth, gross margins and profitability, and high fulfillment rates and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2010	2011	2010

Revenues, net- direct	$14,773	$15,884	$50,334	$52,140
Revenues, net – retail stores	9,020	7,611	30,497	26,050

Revenues, net — total	$23,793	$23,495	$80,831	$78,190
Cost of revenues	14,295	14,183	49,836	48,491

Gross profit	9,498	9,312	30,995	29,699
Selling, general and administrative expenses	8,212	7,208	27,219	25,493

Income from operations	1,286	2,104	3,776	4,216
Interest expense, financing and other related costs, net	127	266	728	1,030
Other investment (income) loss, net	22	69	18	(314)

Income before income tax provision	1,137	1,769	3,030	3,500
Provision for income taxes	496	721	1,306	1,455

Net income	$641	$1,048	$1,724	$2,045

Net income per share
Basic	$0.12	$0.20	$0.33	$0.39

Diluted	$0.12	$0.19	$0.31	$0.38

Number of shares used in per share calculation
Basic	5,307,000	5,277,000	5,293,000	5,272,000
Diluted	5,461,000	5,403,000	5,482,000	5,399,000

Other Operating Data:

Number of retail stores(1)	15	13	15	13
Capital expenditures	700	35	1,384	306
Gross profit margin	39.9%	39.7%	38.3%	38.0%

(1) Includes fourteen Dover-branded stores and one Smith Brothers store; two additional Dover-branded stores opened in 2011, Parker, CO in Q2 and Libertyville, IL in Q4.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2010	2011	2010

Net income	$641	$1,048	$1,724	$2,045

Other comprehensive loss:
Change in fair value of interest rate swap contract, net of tax	2	—	190	—

Total comprehensive income	$639	$1,048	$1,534	$2,045

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	Dec. 31,	Dec. 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$313	$745
Accounts receivable	811	533
Inventory	19,383	15,869
Prepaid catalog costs	1,273	930
Prepaid expenses and other current assets	896	901
Deferred income taxes	261	105

Total current assets	22,937	19,083
Net property and equipment	3,667	3,025

Other assets:
Deferred income taxes	1,018	848
Intangibles and other assets, net	571	593

Total other assets	1,589	1,441

Total assets	$28,193	$23,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$1,100	$97
Accounts payable	2,201	2,073
Accrued expenses and other current liabilities	5,741	5,425
Income taxes payable	308	414
Total current liabilities	9,350	8,009

Long-term liabilities:
Revolving line of credit	987	—
Term note	5,500	—
Subordinated notes payable, net	—	5,293
Capital lease obligation, net of current portion	16	89
Interest rate swap contract	322	—

Total long-term liabilities	6,825	5,382
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 5,332,738 and 5,277,161 issued and outstanding as of December 31, 2011 and 2010, respectively	1	1
Additional paid in capital	45,716	45,391
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(190)	—
Accumulated deficit	(27,427)	(29,152)

Total stockholders’ equity	12,018	10,158

Total liabilities and stockholders’ equity	$28,193	$23,549

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2010	2011	2010
Net income	$641	$1,048	$1,724	$2,045
Depreciation	193	185	747	731
Amortization of intangible assets	—	2	5	6
Stock-based compensation	56	54	242	190
Interest expense, financing and	127	266	728	1,030
other related costs, net
Other investment (income) loss, net	22	69	18	(314)
Provision for income taxes	496	721	1,306	1,455

Adjusted EBITDA	$1,535	$2,345	$4,770	$5,143